FOR IMMEDIATE RELEASE

Media Contacts:
David Trusty, Piedmont Natural Gas
704.731.4391

Piedmont Natural Gas Shareholders Approve Acquisition by Duke Energy

CHARLOTTE, N.C., January 22, 2016- — Shareholders of Piedmont Natural Gas (NYSE: PNY) today voted to approve the company’s acquisition by Duke Energy (NYSE: DUK) during a specially called meeting of shareholders at Piedmont’s corporate offices in Charlotte.

The proposal to approve the acquisition was supported by 66.8% of the company’s outstanding shares entitled to vote.

The companies filed for approval of the proposed acquisition with the North Carolina Utilities Commission and filed with the Tennessee Regulatory Authority to transfer Piedmont’s Tennessee operating license on Jan. 15, 2016.

The Federal Trade Commission has granted early termination of the 30-day waiting period under the federal Hart-Scott-Rodino Antitrust Improvements Act with regard to the acquisition.

Duke Energy and Piedmont Natural Gas are targeting to close the transaction by the end of 2016.

About Piedmont Natural Gas

Piedmont Natural Gas is an energy services company primarily engaged in the distribution of natural gas to more than one million residential, commercial, industrial and power generation utility customers in portions of North Carolina, South Carolina and Tennessee, including customers served by municipalities who are wholesale customers. Our subsidiaries are invested in joint venture, energy-related businesses, including unregulated retail natural gas marketing, and regulated interstate natural gas transportation and storage, and regulated intrastate natural gas transportation businesses. More information about Piedmont Natural Gas is available on the Internet at http://www.piedmontng.com/.

Cautionary statements regarding forward-looking information

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Forward-looking statements are based on management’s beliefs and assumptions.

These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving Duke Energy or Piedmont, including future financial and operating results, Duke Energy’s or Piedmont’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: the risk that Duke Energy or Piedmont may be unable to obtain governmental and regulatory approvals required for the merger, or that required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the timing to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; and the effect of changes in governmental regulations. Additional risks and uncertainties are identified and discussed in Piedmont’s and Duke Energy’s and its subsidiaries’ reports filed with the SEC and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Neither Piedmont nor Duke Energy undertakes any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Piedmont Natural Gas